Exhibit 99.1

July 1, 2019

Dateline: Longview, Texas

Friedman Industries, Incorporated (NYSE – American; trading symbol: FRD)

FOR IMMEDIATE RELEASE

Friedman Industries, Incorporated Announces Fourth Quarter and Fiscal Year 2019 Results

Friedman Industries, Incorporated, headquartered in Longview, Texas, is a manufacturer and processor of steel products with operating plants in Hickman, Arkansas; Decatur, Alabama and Lone Star, Texas. The Company has two reportable segments; coil products and tubular products. The coil product segment consists of the operations in Hickman and Decatur where the Company processes hot-rolled steel coils using temper mills and cut-to-length lines. The tubular product segment consists of the operations in Lone Star where the Company manufactures electric resistance welded pipe, provides pipe finishing services and distributes pipe.

The Company announced today its results of operations for the quarter and year ended March 31, 2019 (“fiscal 2019”). For the year ended March 31, 2019, the Company recorded net earnings of $5,099,924 ($0.73 diluted earnings per share) on sales of $187,154,493. For the year ended March 31, 2018 (“fiscal 2018”), the Company recorded net earnings of $3,934,101, as adjusted for the change in accounting principle discussed below, ($0.56 diluted earnings per share) on sales of $121,157,278.

For the quarter ended March 31, 2019 (the “2019 quarter”), the Company recorded a net loss of $1,165,658 ($0.17 diluted loss per share) on sales of $42,203,066 compared to net earnings of $3,013,166, as adjusted for the change in accounting principle discussed below, ($0.43 diluted earnings per share) on net sales of $43,962,778 for the quarter ended March 31, 2018 (the “2018 quarter”). Net earnings for the 2019 quarter were negatively impacted by recognition of a $1,723,539 impairment loss related to the pipe-finishing facility of the tubular segment. For additional information refer to the tubular segment discussion below.

Fiscal 2019 was impacted by significant volatility of steel prices. Management believes much of this volatility was related to the U.S. government’s Section 232 trade actions on steel imports which were implemented in March 2018. In November 2017, steel prices began to rise on speculation of potential trade actions. The rising prices gained momentum in January 2018 when the Commerce Department’s recommendations were provided to the Administration. From January 2018, steel prices continued to rise approximately 40% until reaching a peak in July 2018. Prices held near a 10 year high until September 2018 when prices started to decline and continued that downward trend through the remainder of fiscal 2019, dropping approximately 22%.

The Company’s fiscal 2019 operating results showed similar volatility with operating profit of approximately $8,801,000 for the first and second quarters combined and operating profit of approximately $1,666,000 for the third and fourth quarters combined (excluding the impairment loss recognized during the fourth quarter). Operating results for the first half of fiscal 2019 were further supported by a sustained recovery of the energy industry which then entered a correction and remained soft for the second half of fiscal 2019.

Effective April 1, 2018, the Company changed its method for valuing prime coil inventory of the coil segment from the last-in, first-out (“LIFO”) method to the average cost method. The effects of the change in accounting principle from LIFO to average cost have been retrospectively applied to the fiscal 2018 results. The Company believes the average cost method is preferable as it more closely resembles the physical flow of our inventory, it better matches revenues with expenses and it aligns with how we internally manage our business. As a result of the retrospective application of the change in accounting principle, certain financial statement line items in the Company’s consolidated balance sheet as of March 31, 2018 and its consolidated statements of operations and cash flows for the year ended March 31, 2018 were adjusted as disclosed in Note 2 – Change In Accounting Principle of our 2019 Annual Report included with our Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 1, 2019.

SUMMARY OF OPERATIONS

	Three Months Ended March 31,		Year Ended March 31,
		2018		2018
	2019	As Adjusted	2019	As Adjusted

Net Sales	$42,203,066	$43,962,778	$187,154,493	$121,157,278

Total costs and other income	43,668,125	40,008,980	180,330,548	115,392,690

Earnings (loss) before income taxes	(1,465,059)	3,953,798	6,823,945	5,764,588

Income taxes	(299,401)	940,632	1,724,021	1,830,487

Net earnings (loss)	$(1,165,658)	$3,013,166	$5,099,924	$3,934,101

Weighted average shares outstanding:
Basic	7,010,266	7,009,444	7,010,266	7,009,444
Diluted	7,010,266	7,009,444	7,010,266	7,009,444

Net earnings (loss) per share:
Basic	$(0.17)	$0.43	$0.73	$0.56
Diluted	$(0.17)	$0.43	$0.73	$0.56

COIL SEGMENT OPERATIONS

Coil segment sales for fiscal 2019 totaled $124,555,478 compared to $90,132,804 for fiscal 2018. The increase in sales was driven by an increase in the average selling price associated with higher hot-rolled steel prices and an increase in sales volume. Sales volume increased from approximately 132,000 tons in fiscal 2018 to approximately 141,000 tons in fiscal 2019. The Company experienced solid demand for its coil segment products in fiscal 2019. Management believes the demand improvement was primarily related to the effects of the U.S. government’s Section 232 steel trade actions and the prevailing conditions of the steel industry, manufacturing industry and the U.S. economy during the year.

TUBULAR SEGMENT OPERATIONS

Tubular segment sales for fiscal 2019 totaled $62,599,015 compared to $31,024,474 for fiscal 2018. The increase in sales was primarily driven by an increase in sales volume with an increase in average selling prices being a secondary contributor to the increase. Sales volume increased from approximately 44,500 tons in fiscal 2018 to approximately 86,500 tons in fiscal 2019. Management believes the improved tubular results were primarily related to the effects of the U.S. government’s Section 232 steel trade actions, U.S. energy industry conditions in the first half of the fiscal year and the segment’s new product offering of API line pipe.

Due to inconsistent operating results and uncertainty related to future operating expectations, the Company determined that indicators of impairment were present for the tubular segment’s pipe-finishing facility at March 31, 2019. The Company performed an impairment review of the finishing facility’s assets which resulted in an impairment loss of $1,723,539 being recognized for fiscal 2019. Management will continue to cultivate existing customer relationships and seek additional customers that are a strategic fit for the facility. Management will also continue to evaluate the long-term operating potential of the facility on a continual basis.

OUTLOOK

For the first quarter of fiscal 2020, management expects revenue of approximately $40,000,000 and a sales volume of approximately 52,500 tons. The Company continues to see solid demand for its coil division products but more challenging demand for its tubular division products due primarily to softness in the U.S. energy industry and a hesitation of pipe distributors to hold inventory. Continued margin compression is anticipated for the first quarter due to further decline in the price of hot-rolled coil. From the end of March 2019 to the end of June 2019, the price of hot-rolled coil decreased approximately 28%. Management expects margins to also be pressured for the second quarter but expects the trend to start reversing if recent price increases from domestic steel mills gain traction.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and such statements involve risk and uncertainty. Forward-looking statements include those preceded by, followed by or including the words “will,” “expect,” “intended,” “anticipated,” “believe,” “project,” “forecast,” “propose,” “plan,” “estimate,” “enable,” and similar expressions, including, for example, statements about our business strategy, our industry, our future profitability, growth in the industry sectors we serve, our expectations, beliefs, plans, strategies, objectives, prospects and assumptions, future production capacity, product quality and estimates and projections of future activity and trends in the oil and natural gas industry.  These forward-looking statements may include, but are not limited to, future changes in the Company’s financial condition or results of operations, future production capacity, product quality and proposed expansion plans. Forward-looking statements may be made by management orally or in writing including, but not limited to, this news release.

Forward-looking statements are not guarantees of future performance. These statements are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Although forward-looking statements reflect our current beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements.

Actual results and trends in the future may differ materially depending on a variety of factors including, but not limited to, changes in the demand for and prices of the Company’s products, , changes in government policy regarding steel, changes in the demand for steel and steel products in general and the Company’s success in executing its internal operating plans, changes in and availability of raw materials, our ability to satisfy our take or pay obligations under certain supply agreements, unplanned shutdowns of our production facilities due to equipment failures or other issues, increased competition from alternative materials and risks concerning innovation, new technologies, products and increasing customer requirements. Accordingly, undue reliance should not be placed on our forward-looking statements. Such risks and uncertainty are also addressed in our Management’s Discussion and Analysis of Financial Condition and Results of Operations and other sections of the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including the Company’s Annual Report on Form 10-K and its other Quarterly Reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except to the extent law requires.

For further information, please refer to the Company's Form 10-K as filed with the SEC on July 1, 2019 or contact Alex LaRue, Chief Financial Officer – Secretary and Treasurer, at (903)758-3431.